Exhibit 10.2
AMENDMENT TO EMPLOYMENT AGREEMENT
With
Ariel Sandler
THIS AMENDMENT is entered into as of April 22, 2025 between Ariel Sandler (I.D. No. 032971335) an individual residing at Harav Kook St 4, Ramat Hasharon, Israel (the “Employee”), and Playtika Ltd. registration number 514434133, whose principal place of business is located at 8 Hachoshlim St., Herzliya, Israel (the “Company” and the “Amendment” respectively).
WHEREAS,    the Employee is employed by the Company according to terms and understandings agreed upon between the parties in an Employment Agreement dated June 9, 2024 (the “Employment Agreement”) which replaced a previous employment agreement dated February 6, 2011; and
WHEREAS,    the parties agreed to amend and update the Employment Agreement as detailed hereinafter;
The parties therefore declare and stipulate as follows:
1.General
1.1.The introduction of this Amendment shall form an integral part thereof and shall be considered to be the same as the remaining provisions of the Amendment.
1.2.Unless explicitly stated otherwise in this Amendment, all expressions in the Amendment shall be interpreted in accordance with their meaning in the Employment Agreement.
1.3.In any case of contradiction between the provisions of the Employment Agreement and the provisions of this Amendment, the provisions of this Amendment shall prevail.
1.4.Unless explicitly stated otherwise, and subject to the required changes and adjustments, all provisions of the Employment Agreement, not explicitly altered in this Amendment shall remain in full force and effect.
1.5.All capitalized terms otherwise not defined herein, shall have the meaning afforded thereto in the Employment Agreement.
1.6.This Amendment shall be effective as of January 1, 2025 (the “Effective Date”).
2.Determined Salary for Pension and Severance Contributions
2.1.As of January 1, 2012, and until the Effective Date, the parties agreed on the amounts stipulated in the table attached as Appendix A, as the determined salary for pension and severance contributions.

Exhibit 10.2
In addition, it has been agreed that any portion of the employer’s contributions to the pension fund or managers’ insurance that exceeds the contributions based on the determined salary for pension and severance contributions will be converted into a payment within the monthly pay slip (the “Deposit Substitute”). It was further agreed that the Deposit Substitute will not be considered for the purpose of calculating social rights or any related conditions and will not be regarded as salary for any purpose. The Company’s agreement to pay the Deposit Substitute is contingent upon this payment not imposing any additional cost on the Company beyond the cost that would have been incurred if pension and severance contributions had been made based on the Employee’s full salary.
2.2.As of the Effective Date, as per the Employee’s request, the parties agree to change the previously agreed determined salary for pension and severance contributions to NIS 25,000 (the “Determined Salary for Contributions”).
2.3.The parties confirm that the arrangement of Section 14 of the Severance Pay Law 5723-1963, shall continue to apply based on the Determined Salary for Contributions.
2.4.In light of the Company’s and the Employee’s contributions being calculated based on the Determined Salary for Contributions, considering the Employee’s distinct compensation structure as the Company’s COO, and the monthly payments of Deposit Substitute, the Employee agrees to waive any claim for severance pay or completion of severance pay beyond the Determined Salary for Contributions upon termination of employment by either party, as specified in the Employment Agreement.
3.Miscellaneous
3.1.This Amendment shall be governed by and construed in accordance with the laws of the State of Israel and the parties hereto submit to the exclusive jurisdiction of the competent Tel Aviv, Israel court to settle any dispute or claim arising herefrom.
3.2.This Amendment shall be considered a "notice of changes to terms of employment" according to the Employee and Job Candidate Law (Terms of Employment and Candidate Screening and Selection), 2002.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first appearing above.

    /s/ Ariel Sandler     /s/ Gili Brudno
    Ariel Sandler    Playtika Ltd.

Exhibit 10.2
Appendix A

Year	Months	Monthly Salary NIS	Salary for Pension NIS	Salary for Severance NIS	Salary for Disability NIS
2011	4-12/2011	30,000	30,000	30,000	30,000
2012	1-12/2012	40,000	30,000	30,000	30,000
2013	1-12/2013	44,000	30,000	30,000	30,000
2014	1-12/2014	52,000	30,000	30,000	30,000
2015	1-12/2015	60,000	30,000	30,000	30,000
2016	1-12/2016	66,000	30,000	30,000	30,000
2017	1-12/2017	72,000	25,000	25,000	25,000
2018	1-12/2018	77,000	25,000	25,000	25,000
2019	1-12/2019	77,000	25,000	25,000	25,000
2020	1-12/2020	77,000	25,000	25,000	25,000
2021	1-12/2021	77,000	25,000	25,000	25,000
2022	1-12/2022	85,000	25,000	25,000	25,000
2023	1-12/2023	85,000	25,000	25,000	25,000
2024	1-12/2024	85,000	25,000	25,000	25,000
2025	01/2025	135,000	25,000	25,000	25,000